Exhibit 99.1

Press Relations:

Emma Rosen +1.415.385.2843 emma@activapr.com

Sun’s Chief Human Resources Officer, Bill MacGowan, Joins Saba’s Board of Directors

REDWOOD SHORES, Calif.—September 23, 2009—Saba Software, Inc. (NASDAQ: SABA), the premier people management software and services provider, today announced that Bill MacGowan, Chief Human Resources Officer and Executive VP, People and Places at Sun Microsystems, Inc., has been appointed to Saba’s Board of Directors and will also serve as a member of the compensation committee and corporate governance and nominating committee. MacGowan brings more than 26 years of human resources management and leadership development experience across top-tier technology companies to the Saba Board.

“Bill brings a unique blend of both technology and people management experience that will be invaluable in guiding Saba’s Board and in helping Saba deliver the next generation of solutions for enterprises worldwide,” said Bobby Yazdani, CEO and chairman at Saba. “We are pleased to welcome him to the team.”

Bill MacGowan leads the human resources, real estate and security organizations for Sun Microsystems. He joined Sun’s Enterprise Services division in Colorado in June 1998, and went on to lead groups in nearly every area of Sun’s human resources organization, including his current appointment as Chief Human Resources Officer and Executive VP, People and Places, to which he was named in 2006. Previously, MacGowan served as VP of Human Resources for Quest Diagnostics. Prior to these appointments, he gained extensive HR experience at the global pharmaceuticals firm Allergan and at aerospace/defense contractor Northrop Grumman. Bill has a BA in Political Science from Claremont McKenna College.

“In a global networked economy dependent on an ecosystem of people working closely together, people management capabilities that drive tangible business value are an imperative”, said MacGowan. Saba is uniquely positioned to drive this value, and I’m eager to serve on Saba’s Board as an active contributor to the company’s growth and expansion.”

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba  |  2400 Bridge Parkway  |  Redwood Shores  |  CA  |  94065  |  www.saba.com

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include Alcatel-Lucent; Bank of Tokyo-Mitsubishi UFJ; BMW; Caterpillar; CEMEX; Cisco Systems; Daimler; Dell; Deloitte Touche Tohmatsu; EDS, an HP company; EMC Corporation; FedEx Office; Insurance Australia Group; Kaiser Permanente; Lockheed Martin; Medtronic; National Australia Bank; Novartis; Petrobras; Procter & Gamble; Renault; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services; Wyndham International; Weyerhaeuser; Underwriters Laboratories; and the U.S. Army, U.S. Department of Health & Human Services, U.S. Department of Treasury/Internal Revenue Service, and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s ability to grow and expand. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 12 through 23 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba  |  2400 Bridge Parkway  |  Redwood Shores  |  CA  |  94065  |  www.saba.com